Exhibit 10.27 (b)

AMENDED AND RESTATED SUPPORT AND SUBORDINATION AGREEMENT

This Amended and Restated Support and Subordination Agreement (this “Agreement”) is entered into as of February 9, 2012, by and among GREEN PLAINS HOLDINGS II LLC, a Delaware limited liability company (the “Borrower”), GREEN PLAINS RENEWABLE ENERGY, INC., an Iowa corporation (the “Parent”), and COBANK, ACB, a federally chartered banking organization, as administrative agent under the Credit Agreement described below (in such capacity, the “Administrative Agent”).

The Borrower entered into that certain Amended and Restated Loan and Security Agreement dated as of December 14, 2005 among the Borrower, the Administrative Agent and certain financial institutions from time to time party thereto as lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Prior Loan Agreement”).

The Borrower, the Administrative Agent and certain financial institutions from time to time party thereto as lenders (the “Lenders”) are entering into an Amended and Restated Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Prior Loan Agreement is amended and restated in its entirety. All debts, liabilities and obligations of the Borrower under the Prior Loan Agreement continue as debts, liabilities and obligations of the Borrower under the Credit Agreement and the related Loan Documents (as defined in the Credit Agreement).

As the Borrower is a wholly-owned subsidiary of the Parent, the Parent expects to receive substantial direct economic benefit from the transactions contemplated by Credit Agreement.

As a condition to entering into the Credit Agreement, the Lenders have required that the Borrower and the Parent execute and deliver this Agreement, and the Borrower and the Parent are willing to do so in accordance with the terms set forth herein. This Agreement is intended to amend and restate in its entirety that certain Support and Subordination Agreement dated as of October 22, 2010 among the Borrower, the Parent and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Support Agreement”).

ACCORDINGLY, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement. In addition, as used herein, the following terms have the meanings specified below:

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. sections 101 et seq., as from time to time amended, and any successor or similar statute. All references to articles, sections, subsections and clauses of the Bankruptcy Code shall include all amendments, modifications and renumberings thereof from time to time.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state, provincial or other bankruptcy, insolvency, receivership or similar law affecting creditors’ rights.

“Capital Cure Amount” means, with respect to any Capital Support Event, an amount that, when added to the funds available to the Borrower under and in accordance with the Credit Agreement, will satisfy the Borrower’s working capital requirements for the fiscal quarter following such Capital Support Event.

“Capital Support Event” means the need, or prospective need, for working capital in excess of funds available to the Borrower under the Credit Agreement.

“Covenant Cure Amount” means, with respect to any Covenant Support Event, the amount necessary to prevent any Default of, and ensure continued compliance with, the Financial Covenants for the fiscal quarter following such Covenant Support Event.

“Covenant Support Event” means the occurrence, or prospective occurrence, of a Default by the Borrower with respect to any Financial Covenant.

“Cure Amount” means a Capital Cure Amount or a Covenant Cure Amount, as applicable.

“DIP Financing” means any debtor-in-possession financing or similar financing provided to the Borrower by any Senior Lender Party under Section 364 of the Bankruptcy Code or under any other Bankruptcy Law or otherwise in connection with any Proceeding or any such financing consented to by the Senior Lender Parties.

“Paid in Full” or “Payment in Full” means, when used in connection with the Senior Obligations, the full and final payment in cash of all of the Senior Obligations (other than indemnification obligations not then asserted or due), the expiration, cancellation or cash collateralization (in a manner acceptable to the Administrative Agent in an amount equal to 105% of the maximum amount of the maximum potential exposure as reasonably determined by the Administrative Agent from time to time) of all letter of credit obligations, hedging obligations, interest rate swap obligations, interest rate cap obligations, interest rate collar obligations, treasury management obligations, cash management obligations or other similar obligations under the Loan Documents, and the termination of all commitments and obligations of the Senior Lender Parties to make loans or extend other financial accommodations to the Borrower under the Loan Documents or with respect to the Senior Obligations.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, trusteeship, custodianship, reorganization, readjustment, composition, liquidation, dissolution, assignment for the benefit of creditors, appointment of a receiver, trustee, custodian or other officer with similar powers or any other proceeding for the reorganization, recapitalization, liquidation, dissolution or other winding up of a Person or any of the assets of such Person (including, without limitation, any such Proceeding under the Bankruptcy Code or under any other Bankruptcy Law).

“Prohibited Source of Funds” shall have the meaning specified in Section 2(d) hereof.

“Refinance” means, in respect of any Senior Obligation or any Subordinated Obligation, to refinance, replace or refund, or to issue other indebtedness, in exchange or replacement for, such Senior Obligation or such Subordinated Obligation, as applicable, in whole or in part, whether with the same or different lenders, agents or arrangers, with terms, conditions, covenants and defaults substantially the same as those then existing in the Loan Documents or the documents (if any) evidencing the Subordinated Obligations, as applicable, prior to such refinancing, replacement, refunding or issuance or which could be included in the Loan Documents or the documents (if any) evidencing the Subordinated Obligations, as applicable, pursuant to an amendment, modification, supplement or restatement permitted by this Agreement. “Refinanced” and “Refinancing” shall have correlative means.

“Senior Lending Parties” means, collectively, the Administrative Agent, the Lenders and the other “Lender Parties” (as defined in the Credit Agreement), and each is a “Senior Lending Party”.

“Senior Obligations” means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Senior Lender Parties, including without limitation the Obligations, whether any such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto, and all renewals, extensions, amendments, modifications, supplements and restatements thereof and any note, notes or other evidences of indebtedness issued in whole or partial substitution therefor, and any Refinancing of any of the foregoing, and including, specifically, without limitation, all debts, liabilities and obligations of the Borrower owing to the Senior Lender Parties arising subsequent to the commencement of any Proceeding related to the Borrower, including without limitation interest and other debts, liabilities and obligations regardless of whether they are allowed as a claim in such Proceeding, and including without limitation all debts, liabilities and obligations pursuant to any DIP Financing provided by any Senior Lender Party to the Borrower.

“Subordinated Obligations” means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Parent, including without limitation each Support Revolving Loan and Support Term Loan made by the Parent for the benefit of the Borrower, whether any such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto, and all renewals, extensions, amendments, modifications, supplements and restatements thereof and any note, notes or other evidences of indebtedness issued in whole or partial substitution therefor, and any Refinancing of any of the foregoing, and including, specifically, without limitation, all debts, liabilities and obligations of the Borrower owing to the Parent arising subsequent to the commencement of any Proceeding relating to the Borrower, including without limitation interest and other debts, liabilities and obligations regardless of whether they are allowed as a claim in such Proceeding.

“Support Contribution” means an equity contribution or an investment made by the Parent to the Borrower, the entire amount of which is contributed as an equity contribution from the Parent to the Borrower, in each case obtained from sources other than Prohibited Sources of Funds.

“Support Payment” means a Support Contribution, a Support Revolving Loan and/or a Support Term Loan, as applicable.

“Support Revolving Loan” means an unsecured, subordinated revolving loan (subject at all times to the terms and conditions of this Agreement) made by the Parent to the Borrower (for which the source thereof is other than a Prohibited Source of Funds).

“Support Term Loan” means an unsecured, subordinated term loan (subject at all times to the terms and conditions of this Agreement) made by the Parent to the Borrower (for which the source thereof is other than a Prohibited Source of Funds).

“Support Event” means a Covenant Support Event or a Capital Support Event, as applicable.

2. Support Events.

(a) Upon the occurrence of a Covenant Support Event, the Parent may, in its discretion, make a Support Term Loan and/or a Support Contribution to the Borrower in immediately available funds in an aggregate amount equal to the Covenant Cure Amount.

(b) Upon the occurrence of a Capital Support Event, the Parent may, in its discretion, make a Support Revolving Loan and/or a Support Contribution to the Borrower in immediately available funds in an aggregate amount equal to the Capital Cure Amount.

(c) As promptly as practicable, but in any event not later than two Business Days, after making a Support Payment to the Borrower, the Parent will deliver to the Administrative Agent a detailed statement setting forth the nature of the Support Event giving rise to such Support Payment and all relevant details with respect to such Support Term Loan, Support Revolving Loan or Support Contribution, as applicable, and stating whether or not such Cure Amount with respect to such Support Event has been satisfied and paid in full.

(d) Neither the Parent nor the Borrower shall permit any Support Payment to (i) result in the imposition of any Lien on the Borrower’s property (other than Liens in favor of the Administrative Agent under the Credit Agreement or any other Loan Document), (ii) be funded through the sale of any of the Borrower’s assets, (iii) result in the Parent owning less than 100% of the equity interests in and to the Borrower, (iv) result in any Lien on any equity interest in the Borrower, (v) result in the ability of any Person other than the Parent or the Administrative Agent from voting, directly or indirectly, any equity interest in the Borrower. Any source of funds for a Support Payment directly or indirectly resulting in the occurrence of any of (i) through (v) in the preceding sentence shall be deemed a “Prohibited Source of Funds.”

3. Subordination. Payment of the Subordinated Obligations is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the Payment in Full of the Senior Obligations. The Subordinated Obligations shall continue to be subordinated to the Senior Obligations even if the Senior Obligations are subordinated, set aside, avoided or disallowed under the Bankruptcy Code, any other Bankruptcy Law or any other applicable law. Regardless of any Lien which the Parent may ever have in any assets of the Borrower, whether by law or by agreement, any Lien which any Senior Lender Party shall hold in the Collateral shall be prior to any such Lien of the Parent, regardless of whether any such Lien of any Senior Lender Party is perfected and regardless of the relative dates or manner of any perfection of such Liens, and any such Lien claimed therein by the Parent shall be and remain fully subordinate for all purposes to the Lien of any Senior Lender Party therein for all purposes whatsoever.

4. Prohibited Payments in respect of the Subordinated Obligations. Until all of the Senior Obligations have been Paid in Full, the Parent shall not, without the Administrative Agent’s prior written consent, demand, receive or accept any principal, interest or other payment from the Borrower in respect of the Subordinated Obligations, or exercise any right of or permit any setoff in respect of the Subordinated Obligations, except that the Parent may accept, when due:

(a) payments of principal of, or interest accrued on, any Support Revolving Loan so long as no Default or Event of Default has occurred or would occur as a result of or immediately following any such payment;

(b) payments of principal under any Support Term Loan so long as (i) no Default or Event of Default has occurred or would occur as a result of or immediately following any such payment, (ii) the Borrower has maintained Working Capital in an amount equal to or greater than $15,000,000 for two consecutive fiscal quarters following the funding of a Support Term Loan, and (iii) Working Capital of the Borrower will continue to equal or exceed $15,000,000 after giving effect to any such payment; and

(c) payments of interest accrued on any Support Term Loan so long as no Default or Event of Default has occurred or would occur as a result of or immediately following any such payment.

Notwithstanding the foregoing, no principal, interest or other payment shall be made by the Borrower or accepted by the Parent in respect of any Subordinated Obligation during the continuance of any Default or Event of Default.

5. Turnover of Prohibited Payments. If the Parent receives any payment in respect of any Subordinated Obligation that the Parent is not entitled to receive under the provisions of this Agreement, the Parent will hold the amount so received in trust for the Senior Lender Parties and will forthwith turn over such payment to the Administrative Agent in the form received (except for the endorsement of the Parent where necessary) for application to then-existing Senior Obligations (whether or not due), in such order and manner of application as the Administrative Agent may deem appropriate in its sole discretion. If the Parent exercises any right of setoff which the Parent is not permitted to exercise under the provisions of this Agreement, the Parent will promptly pay over to the Administrative Agent, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Parent fails to make any endorsement required under this Agreement, the Administrative Agent, or any of its officers, employees or agents on behalf of the Administrative Agent, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Parent to make such endorsement in the Parent’s name.

6. No Action on Subordinated Obligations. The Parent will not commence any action or proceeding against the Borrower to recover all or any part of the Subordinated Obligations, or join with any creditor (unless the Senior Lender Parties shall so join) in bringing any Proceeding against the Borrower under the Bankruptcy Code, any other Bankruptcy Law or any other applicable law, or take possession of, sell, or dispose of any Collateral or any other asset of the Borrower, or exercise or enforce any other right or remedy available to the Parent with respect to the Borrower, any of the Collateral or any other asset of the Borrower, unless and until the Senior Obligations have been Paid in Full.

7. No Liens in Collateral or Other Assets of the Borrower.

(a) The Parent agrees that it will not obtain or accept any Lien in any of the Collateral or in any other asset of the Borrower.

(b) If the Parent breaches its agreement in clause (a) above (and without limiting any claims or causes of action or other remedies which the Senior Lender Parties may have against the Parent for such breach), notwithstanding any Lien now held or hereafter acquired by the Parent in the Collateral or in any other asset of the Borrower, the Administrative Agent or any other Senior Lender Party may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral and any other assets of the Borrower, and may enforce any right or remedy available to them with respect to the Borrower, any Collateral and any other asset of the Borrower, all without notice to or consent of the Parent except as specifically required by applicable law. In addition, and without limiting the generality of the foregoing, if the Parent has a Lien in any Collateral or in any of other assets of the Borrower in violation of clause (a) above, the Parent hereby irrevocably consents to any sale or disposition by the Borrower of any of the Collateral or any of the other assets of the Borrower which has been consented to by the Administrative Agent free and clear of any such Lien of the Parent. Upon request of the Administrative Agent, the Parent shall immediately execute and deliver to the Administrative Agent such releases and terminations (and any related financing statements such as “in-lieu” financing statements under Part 7 of Article 9 of the Uniform Commercial Code) as the Administrative Agent shall request with respect to any Lien which the Parent may have obtained or accepted in any of the Collateral or in any other asset of the Borrower. The Parent hereby irrevocably appoints the Administrative Agent, or any of its officers, employees or agents on behalf of the Administrative Agent, as its attorney-in-fact (which appointment is coupled with an interest) for the purpose of executing and filing such releases or terminations with respect to any of the Collateral or any other asset of the Borrower.

(c) The Senior Lender Parties shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral or any of the other assets of the Borrower, and in no event shall the Senior Lender Parties be deemed the Parent’s agent with respect to the Collateral or any of the other assets of the Borrower. All proceeds received by the Senior Lender Parties with respect to any Collateral or any other assets of the Borrower may be applied to any of the Senior Obligations in such manner and order of application that the Administrative Agent shall determine in its sole discretion.

(d) The Parent agrees that (i) no covenant, agreement or restriction contained in any of the Loan Documents shall be deemed to prevent, restrain, limit or restrict in any way the rights and remedies of the Senior Lender Parties with respect to the Collateral and the other assets of the Borrower, and (ii) no covenant, agreement or restriction contained in any of the Loan Documents shall be deemed to prevent, restrain, limit or restrict in any way any sale or other disposition by the Borrower of the Collateral or of any other assets of the Borrower after the occurrence of a Default or Event of Default if the Administrative Agent has consented to such sale or disposition.

8. Proceedings.

(a) In connection with any Proceeding involving the Borrower or any of its respective properties or assets, the agreements contained in this Agreement shall remain in full force and effect and enforceable pursuant to their terms in accordance with Section 510(a) of the Bankruptcy Code and in accordance with any other applicable provision of any Bankruptcy Law, and all references herein to the Borrower shall be deemed to apply to the Borrower as debtor-in-possession and to any trustee or receiver or similar officer for the estate of the Borrower.

(b) Notwithstanding any provision of this Agreement to the contrary, in any Proceeding involving the Borrower or any of its respective properties or assets, (i) all Senior Obligations shall be Paid in Full before any payment or distribution (whether made in cash, securities or other property) shall be made in any such Proceeding with respect to or on account of any of the Subordinated Obligations, (ii) any payment or distribution which, but for this Agreement, otherwise would be payable or deliverable in any such Proceeding in respect of the Subordinated Obligations, shall be paid or distributed directly to the Administrative Agent to be held and/or applied to the Senior Obligations in such manner and order of application as the Administrative Agent shall determine in its sole discretion until all of the Senior Obligations have been Paid in Full, (iii) the Parent hereby irrevocably authorizes, empowers and directs the Borrower, all debtors-in-possession, receivers, trustees, liquidators, custodians, distribution agents, plan representatives, conservators or others having authority to make or otherwise effect any such payments or distributions to make such payments and distributions directly to the Administrative Agent for the benefit of the Senior Lender Parties, and the Parent also hereby irrevocably authorizes and empowers the Administrative Agent to demand, sue for, collect and receive each such payment or distribution, (iv) the Parent agrees to execute and deliver to the Administrative Agent all such further documents or instruments as may be reasonably requested by the Administrative Agent with respect to the authorizations described in clause (iii) of this Section 8(b), and (v) the Parent hereby irrevocably appoints the Administrative Agent, or any of its officers, employees or agents on behalf of the Administrative Agent, as the attorney-in-fact (which appointment is coupled with an interest) for the Parent with the power to execute, prepare, verify, deliver and file proofs of claim or similar documents in respect of the Subordinated Obligations in connection with any Proceeding and to vote the claims of the Parent in connection with any Proceeding; provided, however, none of the Senior Lender Parties shall have any obligation or duty to execute, prepare, verify, deliver and/or file any such proof of claim or similar document in any Proceeding or to vote any claim of the Parent in any Proceeding and the action or inaction of the Senior Lender Parties shall not give rise to any claims or liability against any of the Senior Lender Parties. In the event that, notwithstanding the foregoing, any payment or distribution of assets or securities, or the proceeds of any thereof, shall be collected or received by the Parent in contravention of this provision or any other provisions of this Agreement, such payment or distribution shall be received in trust by the Parent (without commingling with other funds) for the benefit of the Senior Lender Parties and the Parent shall forthwith deliver such payment or distribution to the Administrative Agent for the benefit of the Senior Lender Parties for application to the payment of the Senior Obligations in such order and manner of application as the Administrative Agent shall determine in its sole discretion.

(c) The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Lender Parties and the Parent even if all or any part of the Senior Obligations is subordinated, set aside, avoided or disallowed in connection with any Proceeding or if any interest, fees, expenses or other amounts accruing with respect to the Senior Obligations following the commencement of any Proceeding is otherwise disallowed or even if all or any part of the Liens in the Collateral securing the Senior Obligations are subordinated, set aside, avoided or disallowed in connection with any Proceeding. To the extent that any of the Senior Lender Parties receives any payments on or in respect of the Senior Obligations, including, without limitation, from proceeds of the Collateral, which are subsequently invalidated, declared to be fraudulent or preferential, avoided, set aside and/or required to be repaid to the Borrower, trustee, receiver or any other party in any Proceeding or otherwise under any Bankruptcy Law, other applicable law, common law, equitable cause, or otherwise, then, to the extent of such payments received, the Senior Obligations, or part thereof, which had been repaid with such payments shall be automatically reinstated and shall not be or considered Paid in Full and all Senior Obligations and all related Liens in the Collateral shall be reinstated and shall continue in full force and effect as if such payments had not been received by the Senior Lender Parties.

(d) In the event of any Proceeding involving the Borrower, the Parent agrees as follows: (i) the Parent will not challenge, contest, oppose or object to (or cause or support any other Person in challenging, contesting, opposing or objecting to) any use, sale or lease of cash collateral under Section 363 of the Bankruptcy Code or under any other applicable Bankruptcy Law or otherwise that is consented to or supported by the Senior Lender Parties, (ii) the Parent will not challenge, contest, oppose or object to (or cause or support any other Person in challenging, contesting, opposing or objecting to) any request by the Senior Lender Parties for adequate protection under Section 361, Section 362, Section 363 or Section 364 of the Bankruptcy Code or under any other applicable Bankruptcy Law or otherwise, (iii) the Parent will not challenge, contest, oppose or object to (or cause or support any other Person in challenging, contesting, opposing or objecting to) any DIP Financing provided to the Borrower by any of the Senior Lender Parties or consented to or supported by the Senior Lender Parties, (iv) the Parent will not, directly or indirectly through an affiliate or otherwise, provide or seek to provide (and will not cause or support any other Person (other than a Senior Lender Party) in providing or seeking to provide) any debtor-in-possession or other similar financing to the Borrower under Section 364 of the Bankruptcy Code or under any other Bankruptcy Law or otherwise, (v) the Parent will not challenge, contest, oppose or object to (or cause or support any other Person in challenging, contesting, opposing or objecting to) any sale under Section 363 of the Bankruptcy Code or under any other applicable Bankruptcy Law or otherwise that is consented to or supported by the Senior Lender Parties, (vi) the Parent will not challenge, contest, oppose or object to (or cause or support any other Person in challenging, contesting, opposing or objecting to) any motion for relief from the automatic stay of Section 362 of the Bankruptcy Code (or any similar stay in any Proceeding under any other Bankruptcy Law) filed by any of the Senior Lender Parties, (vii) the Parent will not challenge, contest, oppose or object to (or cause or support any other Person in challenging, contesting, opposing or objecting to) any Liens or claims of the Administrative Agent or the Senior Lender Parties, including, without limitation, any claims for allowance or payment of post-petition interest, and the Parent will not seek (and will not cause or support any other Person in seeking) any judicial or other relief or action that would limit, impair, invalidate, avoid, set aside or subordinate any Liens or claims of the Administrative Agent or the Senior Lender Parties, including, without limitation, any claims for allowance or payment of post-petition interest, (viii) the Parent will not contest, oppose or object to any plan of reorganization or liquidation or other dispositive restructuring plan supported by the Senior Lender Parties, (ix) the Parent will not seek or support (or cause or support any other Person in seeking or supporting) any plan of reorganization or liquidation or other dispositive restructuring plan which is not supported by the Senior Lender Parties, (x) the Parent shall not challenge, contest, oppose or object to (or cause or support any other Person in challenging, contesting, opposing or objecting to) the exercise by the Senior Lender Parties of the right (or amount) to credit bid any or all of the Senior Obligations pursuant to Section 363(k) of the Bankruptcy Code or under any other applicable Bankruptcy Law or otherwise.

9. Waivers. The Parent expressly waives the benefit of any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party dependent on an obligor’s character as such, except the defense of discharge by Payment in Full. Without limiting the generality of the foregoing, the obligations of the Parent hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Administrative Agent and the other Senior Lender Parties are hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Senior Obligations; (b) any extension or renewal of any of the Senior Obligations (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any such Senior Obligation; (c) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of any of the Senior Obligations; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any guarantor or other person liable on or with respect to any of the Senior Obligations; (e) any release, surrender, cancellation or other discharge of any of the Senior Obligations (other than discharge by Payment in Full) or the acceptance of any instrument in renewal or substitution for any instrument evidencing any such Senior Obligations; (f) any failure to obtain collateral security (including rights of setoff) for any of the Senior Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any of the Senior Obligations; (g) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security for any of the Senior Obligations; (h) any assignment, sale, pledge or other transfer of any of the Senior Obligations; or (i) any manner, order or method of application of any payments or credits on any of the Senior Obligations. The Parent will not assert against any Senior Lender Party any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to the Borrower in respect of the Senior Obligations, or any setoff available to the Borrower against any Senior Lender Party. In addition to and without limiting Section 8 above, the obligations of the Parent hereunder shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrower or any of its assets. The Parent will not assert any claim, defense or setoff available to it against the Borrower as a defense to the performance of its obligations hereunder.

10. Restrictive Legend; No Transfer of Subordinated Obligations; No Amendment to Subordinated Obligations. The Parent will cause all notes, bonds, debentures or other instruments evidencing the Subordinated Obligations or any part thereof to contain a specific statement thereon to the effect that the debts, liabilities and obligations evidenced thereby is subject to the provisions of this Agreement, and the Parent will mark its books conspicuously to evidence the subordination effected hereby. At the request of the Administrative Agent, the Parent shall deposit with the Administrative Agent all of the notes, bonds, debentures or other instruments evidencing the Subordinated Obligations, which notes, bonds, debentures or other instruments may be held by the Administrative Agent unless and until all of the Senior Obligations have been Paid in Full. Without the prior written consent of the Administrative Agent, the Parent will not assign, transfer or pledge to any other Person any of the

Subordinated Obligations or any of the notes, bonds, debentures or other instruments evidencing the same. Without the prior written consent of the Administrative Agent, the Parent will not alter, change or amend any of the terms or conditions of the Subordinated Obligations or any of the notes, bonds, debentures or other instruments evidencing the same.

11. No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of any of the Senior Lender Parties to make any future loans or other extensions of credit or financial accommodations to the Borrower.

12. Representations and Warranties. The Parent hereby represents and warrants to the Administrative Agent and the other Senior Lender Parties as follows:

(a) The Parent is duly organized, validly existing and in good standing under the laws of the state of Iowa.

(b) The Parent has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational documents of the Parent.

(c) This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Parent, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

(d) No provisions of any material mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the Parent or affecting the property of the Parent conflicts with, or requires any consent that has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the property of the Parent pursuant to the terms of any such material mortgage, indenture, contract or agreement. No pending or, to the best of the Parent’s knowledge, threatened, litigation, arbitration or other proceeding, if adversely determined, would in any way prevent the performance of the terms of this Agreement.

13. Notice. All notices and other communications hereunder shall be in writing and shall be (a) personally delivered, (b) transmitted by mail, postage prepaid, either by registered or certified mail, return receipt requested, (c) delivered by overnight express courier, for next business day delivery, or (d) transmitted by telecopy, in each case addressed to the party at the address or telecopier number set forth by its signature below, or at such other address as may hereafter be designated in writing by the applicable party by notice to the other parties. All such notices or other communications shall be deemed to have been given on (i) if delivered personally, on the date received, (ii) if delivered by mail, on the earlier of the third business day following the day sent or the date actually received, (iii) if sent by overnight courier for next business day delivery, on the next business day following the day sent, or (iii) if delivered by telecopy, on the date of transmission.

14. Cumulative Rights; No Waivers. Each and every right, remedy and power granted to the Administrative Agent or the other Senior Lender Parties hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Administrative Agent or the other Senior Lender Parties, from time to time, concurrently or independently and as often and in such order as the Administrative Agent or the other Senior Lender Parties may deem expedient. Any failure or delay on the part of the Administrative Agent or the other Senior Lender Parties in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the Administrative Agent’s or the other Senior Lender Parties’ right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the Administrative Agent’s or the other Senior Lender Parties’ rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

15. Further Assurances. The Parent at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of the Administrative Agent and at the expense of the Parent, will promptly execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement.

16. Costs and Expenses. Without limiting Section 9.6 of the Credit Agreement, the Parent agrees to pay all reasonable out-of-pocket costs, fees and expenses incurred by the Administrative Agent and the other Senior Lending Parties (including, without limitation, the reasonable fees, charges and disbursements of counsel, consultants and other agents) in connection with the preparation, negotiation, administration and enforcement of this Agreement or any amendments, modifications or waivers of the provisions hereof.

17. Successors and Assigns. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the Administrative Agent and the Parent, and their respective successors and assigns; provided, however, the Parent shall not sell, assign, dispose of, transfer, grant a Lien in or permit the Refinancing of all or any portion of the Subordinated Obligations unless and until (i) the Administrative Agent, in its sole discretion, shall have given its prior written consent to such sale, assignment, disposition, transfer, grant of Lien or Refinancing, and (ii) such purchaser, assignee, other transferee or Refinancing party shall have expressly acknowledged in writing, pursuant to a written acknowledgment acceptable to the Administrative Agent, that the Subordinated Obligations remain subject to the terms and conditions of this Agreement and such purchaser, assignee, other transferee or other Refinancing Party shall have agreed that it is bound by this Agreement and has assumed all of the responsibilities and obligations of the Parent under this Agreement. The Parent further agrees that if the Borrower Refinances all or any portion of the Senior Obligations, upon request of the Administrative Agent or the Borrower, the Parent shall enter into a replacement subordination agreement with such lender or lenders providing such Refinancing, with such replacement subordination agreement having terms and conditions substantially identical to the terms and conditions of this Agreement.

18. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by the Administrative Agent or the Parent therefrom, shall not be effective in any event unless the same is in writing and signed by the Administrative Agent, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific instance and for the specific purpose given. Any notice to or demand on the Parent in any event not specifically required of the Administrative Agent hereunder shall not entitle the Parent to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

19. Miscellaneous. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

20. Release. Each of the Borrower and the Parent hereby absolutely and unconditionally releases and forever discharges the Indemnitees, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or the Parent has had, now has or may claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured, known or unknown, liquidated, fixed or contingent, or direct or indirect.

21. Governing Law; Jurisdiction. This Agreement shall be governed by the internal laws of the State of Colorado. The Parent irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be litigated in any state or federal court sitting in Denver, Colorado, (b) consents to the jurisdiction of each such court in any suit, action or proceeding, (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

22. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS AGREEMENT.

23. Amendment and Restatement. The Prior Support Agreement shall be and hereby is amended, superseded and restated in its entirety by the terms and provisions of this Agreement.

Signature page follows

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Notice Address:	GREEN PLAINS RENEWABLE ENERGY, INC.

Green Plains Renewable Energy, Inc. 450 Regency Parkway Suite 400 Omaha, NE 68114	By:	/s/ Jerry L. Peters
Attention: Jerry L. Peters, CFO		Name: Jerry L. Peters
Facsimile: (402) 884-8700		Title: CFO
E-mail Address: jerry.peters@gpreinc.com

Notice Address:	GREEN PLAINS HOLDINGS II LLC

Green Plains Holdings II LLC 450 Regency Parkway Suite 400 Omaha, NE 68114	By:	/s/ Jerry L. Peters
Attention: Jerry L. Peters, CFO		Name: Jerry L. Peters
Facsimile: (402) 884-8700		Title: CFO
E-mail Address: jerry.peters@gpreinc.com

Notice Address:	COBANK, ACB, as Administrative Agent

11422 Miracle Hills Drive, Suite 300 Omaha, NE 68154-4404	By:	/s/ Doug Jones
Facsimile No. (402) 492-2001		Name: Doug Jones
Attention: Douglas E. Jones		Title: Vice President
E-mail Address: jonesd@cobank.com

Signature Page to Amended and Restated Support and Subordination Agreement